Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 78701 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS
Austin, Texas, April 26, 2011 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced the results of the Company’s Annual Meeting of Shareholders held on April 20, 2011.
The shareholders of the Company’s common stock elected six directors to the Company’s Board of Directors. The Board of Directors now consists of Thomas B. Pickens III, Mark E. Adams, John A. Oliva, William F. Readdy, Sha-Chelle Manning and Daniel T. Russler, Jr.
In addition to electing the board of directors, Astrotech shareholders ratified the appointment of Ernst & Young, LLP as independent auditors for the Company, approved the Astrotech Corporation 2011 Stock Incentive Plan, and approved reincorporation from Washington state to Delaware. Although the Company obtained approval from the holders of the required number of shares to approve the reincorporation, the holders of certain shares have asserted dissenter’s rights under Washington law. If the reincorporation is effected, the Company may be required to pay these dissenting shareholders the fair value of their shares. In light of this, the Board of Directors of the Company has determined that, unless the assertion of dissenter’s rights is withdrawn, the reincorporation should not be effected at this time.
Tabular presentation of the voting results from the Annual Meeting of Shareholders follows the text of this press release.
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our Astrotech Space Operations (ASO) business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature chemical detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512-485-9520
shaywood@astrotechcorp.com

Tables Follow

ASTROTECH CORPORATION
16,220,550 shares or 83.8% of the Company’s Common Stock were present in person or by proxy at the meeting.
Proposal 1 — Election of the individuals nominated to serve as directors of the Company

Director	Votes For	Votes Withheld	Broker Non Votes

Thomas B. Pickens III	8,892,600	1,668,053	5,641,031
Mark E. Adams	8,849,648	1,711,005	5,641,031
John A. Oliva	8,922,421	1,638,232	5,641,031
William F. Readdy	8,928,854	1,631,799	5,641,031
Sha-Chelle Manning	8,919,256	1,641,397	5,641,031
Daniel T. Russler, Jr.	9,029,591	1,531,062	5,641,031
Proposal 2 — Ratification of appointment of Ernst & Young, LLP as independent auditor for the Company

For Ratification	Against Ratification	Abstain from Voting	Broker Non Votes

14,906,658	66,373	1,228,653	0
Proposal 3 — Approving the Astrotech Corporation 2011 Stock Incentive Plan

For Ratification	Against Ratification	Abstain from Voting	Broker Non Votes

6,157,701	3,162,278	1,240,673	5,641,032
Proposal 4 — Approving reincorporation for Washington state to Delaware

For Ratification	Against Ratification	Abstain from Voting	Broker Non Votes

13,464,863	1,453,313	1,287,005	14,503
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